As filed with the Securities and Exchange Commission on December 30, 1999
                                                  Registration No. ------------

===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                ACE LIMITED
           (Exact name of registrant as specified in its charter)


              CAYMAN ISLANDS                            98-0091805
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                              The ACE Building
                            30 Woodbourne Avenue
                          Hamilton HM 08, Bermuda
            (Address of principal executive offices) (zip code)

                  ACE Limited 1999 Replacement Stock Plan

                         (Full title of the plans)

                             Brian Duperreault
                                ACE Limited
                         c/o CT Corporation System
                               1633 Broadway
                          New York, New York 10019
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (441) 295-5200 copy to
                              Laura D. Richman
                            Mayer, Brown & Platt
                           190 S. LaSalle Street
                          Chicago, Illinois 60603

                -------------------------------------------


                      CALCULATION OF REGISTRATION FEE

===============================================================================

                                 Proposed        Proposed
Title of                          Maximum         Maximum
Securities                       Offering        Aggregate         Amount of
to be           Amount to be     Price Per        Offering        Registration
Registered      Registered        Share(1)        Price(1)            Fee
----------     --------------    -----------    -----------      --------------

Ordinary          4,770,555       $16.1563       $77,074,518        $20,348
Shares,
$.041666667
par value (2)

-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Ordinary Shares reported on the New York Stock Exchange Composite Tape on December 27, 1999.

(2) Also includes preferred share purchase rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Ordinary Shares.

===============================================================================

                                  Part II

                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by reference.

     The following documents, which have heretofore been filed by the registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

        (a)    Annual Report on Form 10-K for the year ended September 30,
               1998.

        (b)    Annual Report on Form 10-K/A for the year ended September 30,
               1998.

        (c)    Current Report on Form 8-K filed December 23, 1998.

        (d)    Current Report on Form 8-K filed January 14, 1999.

        (e)    Current Report on Form 8-K/A filed January 14, 1999.

        (f)    Quarterly Report on Form 10-Q for the quarter ended
               December 31, 1998.

        (g)    Current Report on Form 8-K filed May 10, 1999.

        (h)    Quarterly Report on Form 10-Q for the quarter ended March 31,
               1999.

        (i)    Current Report on Form 8-K filed May 19, 1999.

        (j)    Current Report on Form 8-K filed July 19, 1999.

        (k)    Quarterly Report on Form 10-Q for the quarter ended June 30,
               1999.

        (l)    Current Report on Form 8-K/A filed September 19, 1999.

        (m)    Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1999

        (n) Description of Ordinary Shares included in the Registration Statement on Form 8-A dated March 2, 1993 as amended by Amendment No. 1 thereto dated March 11, 1993 filed under
               Section 12 of the Exchange Act.

        (o) Description of Series A Junior Participating Preference Shares included in Registration Statement on Form 8-A dated May 7, 1999 filed under Section 12 of the Exchange Act.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Section 100 of the Company's Articles of Association contains provisions with respect to indemnification of the Company's officers and directors. Such provision provides that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company may also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

        The Companies Law (1995 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands would indicate that indemnification is generally permissible except in the event that there had been fraud or wilful default on the part of the officer of director or reckless disregard of his duties and obligations to the Company.

        The Company in the past has entered into underwriting agreements which provide for indemnification, under certain circumstances, of the Company, its officers and its directors by the underwriters.

        Directors and officers of the Company are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy. Coverage is afforded for any loss that the insureds become legally obligated to pay by reason of any claim or claims first made against the insureds or any of them during the policy period from any wrongful acts that are actually or allegedly caused, committed or attempted by the insureds prior to the end of the policy period. Wrongful acts are defined as any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as directors or officers of the Company, or any other matter claimed against them by reason of their being directors or officers of the Company. Certain of the Company's directors are provided, by their employer, with indemnification against certain liabilities incurred as directors of the Company.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

          4.1      Memorandum of Association of the Company
                   (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 1998)

          4.2      Articles of Association of the Company
                   (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended September 30, 1998)

          4.3 Specimen certificate representing Ordinary Shares (Incorporated by reference to Exhibit 4.3 to the Registration Statement on
                   From S-1 of the Company No. 33-57206)

          5.1 Opinion of Maples and Calder as to the legality of the Ordinary Shares

         23.1      Consent of PricewaterhouseCoopers LLP

         23.2      Consent of Maples and Calder (included in Exhibit 5.1)

         24.1      Powers of Attorney (included in signature pages)

         99.1 Appointment of CT Corporation as U.S. agent for service of process (incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-1 of the Company
                   (No. 33-72118)).

         99.2 Confirmation of appointment of CT Corporation System as U.S. agent for service of process (incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-3 of the Company (No. 333-49257)).

Item 9.  Undertakings.

A.   Rule 415 Offering.
     -----------------

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)    To include any prospectus required by section 10(a)
                           (3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and (a)
                           (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Indemnification of Directors and Officers.
        -----------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES


        Each person whose signature appears below constitutes and appoints, Brian Duperreault, Christopher Z. Marshall, Peter N. Mear and Keith White and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on December 29, 1999.

                                ACE Limited


                               By:      /s/ Brian Duperreault
                                    ------------------------------------------
                               Its: Chairman, President and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                        Title                        Date
---------                        -----                        ----

/s/ Brian Duperreault
----------------------------     Chairman, President and      December 29, 1999
Brian Duperreault                 Chief Executive Officer;
                                  Director

/s/ Christopher Z. Marshall      Chief Financial Officer;
----------------------------      (Principal Financial        December 29, 1999
Christopher Z. Marshall          Officer)

/s/ Robert A. Blee               Chief Accounting Officer;    December 29, 1999
----------------------------      (Principal Accounting
Robert A. Blee                     Officer)

/s/ Donald Kramer                Vice Chairman; Director      December 29, 1999
----------------------------
Donald Kramer

/s/ Michael G. Atieh             Director                     December 29, 1999
----------------------------
Michael G. Atieh

Signature                        Title                        Date
---------                        -----                        ----


/s/ Bruce L. Crockett            Director                     December 29, 1999
----------------------------
Bruce L. Crockett

                                 Director
/s/ Robert M. Hernandez                                       December 29, 1999
---------------------------
Robert M. Hernandez


/s/ Peter Menikoff               Director                     December 29, 1999
----------------------------
Peter Menikoff


/s/ Thomas J. Neff               Director                     December 29, 1999
----------------------------
Thomas J. Neff


/s/ Glen M. Renfrew              Director                     December 29, 1999
----------------------------
Glen M. Renfrew


/s/ Robert Ripp                  Director                     December 29, 1999
----------------------------
Robert Ripp


/s/ Walter A. Scott              Director                     December 29, 1999
----------------------------
Walter A. Scott


/s/ Dermot F. Smurfit            Director                     December 29, 1999
----------------------------
Dermot F. Smurfit

/s/ Robert W. Staley             Director                     December 29, 1999
----------------------------
Robert W. Staley

/s/ Gary M. Stuart               Director                     December 29, 1999
----------------------------
Gary M. Stuart

                                                              December 29, 1999
/s/ Sidney F. Wentz              Director
-------------------------
Sidney F. Wentz

Signature                        Title                        Date
---------                        -----                        ----

/s/ Roberto Mendoza              Director                     December 21, 1999
----------------------------
Roberto Mendoza

                         AUTHORIZED REPRESENTATIVE

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ACE Limited in the United States.



                                   /s/ Brian Duperreault
                             -----------------------------------------------
                                       Brian Duperreault


                             Date:   December 29, 1999

                               EXHIBIT INDEX


Exhibit Number    Description of Document                   Page Number
-------------     -----------------------                   ------------

      4.1         Memorandum of Association of the Company
                  (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 1998)

      4.2 Articles of Association of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended September 30,
                  1998)

      4.3 Specimen certificate representing Ordinary Shares (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of the Company (No. 33-57206))

      5.1 Opinion of Maples and Calder as to the legality of the Ordinary Shares

      23.1        Consents of PricewaterhouseCoopers LLP

      23.2        Consent of Maples and Calder (included in Exhibit 5.1)

      24.1        Powers of Attorney (included in signature pages)

      99.1 Appointment of CT Corporation as U.S. agent for service of process (incorporated by reference to Exhibit 99.1 to Registration Statement on Form
                  S-1 of the Company (No. 33-72118)).

      99.2 Confirmation of appointment of CT Corporation System as U.S. agent for service of process (incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-3 of the Company (No. 333-49257)).